AS FILED WITH THE SECURITIES AND EXCHANGE COMMISSION ON MARCH 1, 2001

                                                      REGISTRATION NO. 333-52762
================================================================================

                                  UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

                        POST-EFFECTIVE AMENDMENT NO. 1 ON
                                    FORM S-8
                                       TO
                                    FORM S-4
                             REGISTRATION STATEMENT
                        UNDER THE SECURITIES ACT OF 1933*

                                RADIAN GROUP INC.
               (Exact name of issuer as specified in its charter)

                Delaware                               23-2691170
       (State or jurisdiction of                    (I.R.S. Employer
     incorporation or organization)                Identification No.)


                               1601 Market Street
                        Philadelphia, Pennsylvania 19103
                                 (215) 564-6600
                    (Address of principal executive offices)

   ENHANCE FINANCIAL SERVICES GROUP INC. 1987 LONG TERM INCENTIVE PLAN FOR KEY
                             EMPLOYEES (AS AMENDED)
   ENHANCE FINANCIAL SERVICES GROUP INC. 1997 LONG TERM INCENTIVE PLAN FOR KEY
                       EMPLOYEES (AS AMENDED AND RESTATED)
        ENHANCE FINANCIAL SERVICES GROUP INC. NON-EMPLOYEE-DIRECTOR STOCK
                            OPTION PLAN (AS AMENDED)
                            (Full title of the Plans)



                                Howard S. Yaruss
                                Radian Group Inc.
              Senior Vice President, Secretary and General Counsel
                               1601 Market Street
                        Philadelphia, Pennsylvania 19103
                     (Name and address of agent for service)
   Telephone number, including area code, of agent for service: (215) 564-6600


APPROXIMATE DATE OF COMMENCEMENT OF THE PROPOSED SALE OF SECURITIES PURSUANT TO THE PLANS: Promptly after the filing of this Post-Effective Amendment.

================================================================================

* Filed as a Post-Effective Amendment on Form S-8 to such Form S-4 Registration Statement pursuant to the procedure described herein. See "INTRODUCTORY STATEMENT."

                         CALCULATION OF REGISTRATION FEE

----------------------------------------------------------------------------------------------------------------------
                                                        Proposed               Proposed
 Title of Each Class of          Amount                 Maximum                 Maximum
       Securities                 To Be            Offering Price Per          Aggregate              Amount of
    To Be Registered          Registered(1)              Share              Offering Price       Registration Fee(2)
----------------------------------------------------------------------------------------------------------------------
Common stock, Par value        1,319,508
$0.001 per share               shares                 N/A                     N/A                    N/A
----------------------------------------------------------------------------------------------------------------------

(1) The number of shares registered is based upon an estimate of the maximum number of shares of Radian Group Inc. ("Radian" or the "Company") issuable upon exercise of options granted under the 1987 Long Term Incentive Plan for Key Employees (as amended), 1997 Long Term Incentive Plan for Key Employees (as amended and restated) and Non-Employee-Director Stock Option Plan (as amended), in each case of Enhance Financial Services Group Inc. (collectively, the "Plans").

(2) The proposed maximum offering price was calculated and the fee was previously paid in connection with the filing with the U.S. Securities and Exchange Commission (the "SEC") of the Registration Statement on Form S-4 of Radian (File No. 333-52762) on December 27, 2000.

(3) Pursuant to Rule 416(a) under the Securities Act of 1933, as amended (the "Securities Act"), this registration statement shall be deemed to cover an indeterminable number of additional shares that may become issuable as a result of stock splits, stock dividends or similar transactions pursuant to the anti-dilution provisions of the Plans.


                             INTRODUCTORY STATEMENT

            Radian Group Inc., a Delaware corporation ("Radian" or the "Company"), hereby amends its Registration Statement on Form S-4 (File No. 333-52762), which was declared effective on January 26, 2001 (the "Form S-4"), by filing this Post- Effective AmendmentNo. 1 on Form S-8 relating to 1,319,508 shares of common stock, par value $0.001 per share, that are issuable by Radian upon the exercise of stock options granted under the 1987 Long Term Incentive Plan for Key Employees (as amended), 1997 Long Term Incentive Plan for Key Employees as amended and restated) and Non-Employee-Director Stock Option Plan (as amended), in each case of Enhance Financial Services Group Inc. (collectively, the "Plans"). All such shares of Radian common stock were originally registered on the Form S-4.

            On February 28, 2001, GOLD Acquisition Corporation, a New York corporation and a wholly owned subsidiary of Radian ("Merger Sub"), was merged with and into Enhance Financial Services Group Inc., a New York corporation ("Enhance Financial Services"), pursuant to the Agreement and Plan of Merger (the "Merger Agreement"), dated as of November 13, 2000, among Radian, Enhance Financial Services and Merger Sub. Pursuant to the Merger

Agreement, at the effective time of the merger, each share of common stock of Enhance Financial Services issued and outstanding prior to the effective time of the merger, subject to certain exceptions, was converted into a fraction of a share of Radian common stock (and associated preferred stock purchase rights) based on the exchange ratio of .22 share of Radian common stock for each share of Enhance Financial Services common stock exchanged in the merger. In addition, each outstanding option to acquire shares of Enhance Financial Services common stock granted pursuant to the Plans was converted into an option to acquire shares of Radian common stock (and associated preferred stock purchase rights), as adjusted to reflect the exchange ratio.

            The designation of the Post-Effective Amendment as Registration No. 333-52762-01 denotes that the Post-Effective Amendment relates only to the shares of Radian common stock issuable upon exercise of stock options under the Plans and that this is the first Post-Effective Amendment to the Form S-4 filed with respect to such shares.

                                     PART I

              INFORMATION REQUIRED IN THE SECTION 10(A) PROSPECTUS

Item 1.     Plan Information.

Item 2.     Registrant Information and Employee Plan Annual Information.

            The documents containing the information specified in Item 1 of Part I of Form S-8 and the statement of availability of registrant information and other information required by Item 2 of Part I of Form S-8 will be sent or given to participants in the Plans as required by Rule 428 under the Securities Act. Such documents are not required to be and are not filed with the SEC pursuant to Rule 424 of the Securities Act and the Note to Part I of Form S-8. These documents and the documents incorporated by reference in this Post-Effective Amendment pursuant to Item 3 of Part II of Form S-8, taken together, constitute a prospectus that meets the requirements of Section 10(a) of the Securities Act.

                                    PART II

               INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

Item 3.     Incorporation of Documents by Reference.

            The SEC allows Radian to incorporate by reference the information that Radian discloses in its filings with the SEC. Incorporation by reference means that Radian can disclose important information to you by referring you to those documents. The information incorporated by reference is considered to be part of this prospectus and later information that Radian files with the SEC will automatically update and supersede this information. The following documents previously filed by Radian with the SEC pursuant to the Securities Exchange Act of 1934, as amended (the "Exchange Act"), are incorporated herein by reference:

      (a) Annual Report on Form 10-K for the fiscal year ended December 31, 1999, filed on March 31, 2000;


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
      (b) Quarterly Report on Form 10-Q for the quarters ended March 31, 2000, June 30, 2000 and September 30, 2000 filed on May 15, 2000, August 14, 2000, and November 13, 2000, respectively;

      (c) Current Report on Form 8-K filed on November 15, 2000;

      (d) The description of Radian's common stock contained in the Registration Statement of Radian (formerly CMAC Investment Corporation) on Form S-1, filed on October 30, 1992, for registration of Radian's common stock; and

      (e) The Form S-4/A, filed by Radian on January 25, 2001, which incorporated by reference Enhance Financial Services' Annual Report on Form 10-K/A for the year ended December 31, 1999, and Quarterly Reports on Form 10-Q/A for the quarters ended March 31, 2000, June 30, 2000 and September 30, 2000.

            Any document filed by Radian pursuant to Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act subsequent to the date of this Registration Statement and prior to the filing of a post-effective amendment which indicates that all the securities offered hereby have been sold or which deregisters all the securities then remaining unsold shall be deemed to be incorporated by reference in this Registration Statement and to be a part hereof from the date of the filing of such document. Any statement incorporated by reference herein shall be deemed to be modified or superseded for purposes of this Registration Statement to the extent that a statement contained herein or in any other subsequently filed document which also is or is deemed to be incorporated by reference herein modifies or supersedes such statement. Any statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this Registration Statement.

Item 4.     Description of Securities.

            Not applicable.

Item 5.     Interests of Named Experts and Counsel.

            In connection with the filing of the Registration Statement, Howard
S. Yaruss, Esq. has rendered an opinion to the Company upon the legality of the Common Stock being registered hereunder. Mr. Yaruss beneficially owns shares of common stock of the Company and options to purchase additional shares of common stock. At the time of rendering such opinion, the number of shares Mr. Yaruss owns or has the right acquire upon exercise of his options is, in the aggregate, less than 0.1% of the outstanding shares of common stock of the Company. Also at such time, Mr. Yaruss was connected with the Company in that he was Senior Vice President, General Counsel and Secretary of the Company.

Item 6.     Indemnification of Directors and Officers.

            Section 102(b)(7) of the Delaware General Corporation Law permits a corporation, in its certificate of incorporation, to limit or eliminate, subject to certain statutory limitations, the liability of directors to the corporation or its stockholders for monetary damages for breaches of fiduciary duty, except for liability (a) for any breach of the director's duty of loyalty to the corporation or its stockholders, (b) for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law, (c) under
Section 174 of the Delaware General Corporation Law, or (d) for any transaction from which the director derived an improper personal benefit. Articles Eighth and Ninth of Radian's Certificate of Incorporation provide that the directors of the corporation shall be protected from personal liability, through indemnification or otherwise, and Article Ninth of Radian's Certificate of Incorporation provides that officers of the corporation shall be indemnified, in each case, to the fullest extent permitted under the General Corporation Law of the State of Delaware as from time to time in effect.

            Under Section 145 of the Delaware General Corporation Law, a corporation has the power to indemnify directors and officers under certain prescribed circumstances and subject to certain limitations against certain costs and expenses, including attorneys' fees actually and reasonably incurred in connection with any action, suit or proceeding, whether civil, criminal, administrative or investigative, to which any of them is a party by reason of being a director or officer of the corporation if it is determined that the director or officer acted in accordance with the applicable standard of conduct set forth in such statutory provision. Article Seventh of Radian's Bylaws provides that Radian will indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding by reason of the fact that he is or was a director, officer or other authorized representative of Radian, or is or was serving at the request of Radian as a director, officer, employee or agent of another entity, against certain liabilities, costs and expenses. Article Seventh further permits Radian to maintain insurance on behalf of any person who is or was a director, officer, employee or agent of Radian, or is or was serving at the request of Radian as a director, officer, employee or agent of another entity, against any liability asserted against such person and incurred by such person in any such capacity or arising out of his status as such, whether or not Radian would have the power to indemnify such person against such liability under the Delaware General Corporation Law. Article Seven of the Bylaws of Radian facilitates enforcement of the right of directors and officers to be indemnified by establishing such right as a contract right pursuant to which the person entitled thereto may bring suit as if the indemnification provisions of the Bylaws were set forth in a separate written contract between Radian and the director or officer.

Item 7.     Exemption From Registration Claimed.

            Not applicable.

Item 8.     Exhibits.

4.1 Second Amended and Restated Certificate of Incorporation of the Company (incorporated by reference to Appendix II to the Company's Schedule 14A filed on May 11, 1999).

4.2 Bylaws of Incorporation of the Company (incorporated by reference to Exhibit 3.2 to the Company's Registration statement on From S-4 filed on May 6, 1999).

4.3 Form of Common Stock Certificate (incorporated by reference to Exhibit 4.1 to the Company's Form 10-K filed on March 31, 2000).

4.4 Rights Agreement (incorporated by reference to Exhibit 4.4 to the Company's Registration Statement on Form S-4 filed on May 6, 1999).

5.1 Opinion of Howard S. Yaruss, Senior Vice President, Secretary and General Counsel of the Registrant, as to the legality of the securities being registered.

10.1 1987 Long Term Incentive Plan for Key Employees (as amended) of Enhance Financial Services Group Inc. (incorporated by reference to Exhibit 10.2.1 to Enhance Financial Services Group Inc.'s Form 10-K filed on March 27,
      1997).

10.2 1997 Long Term Incentive Plan for Key Employees (as amended and restated) of Enhance Financial Services Group Inc. (incorporated by reference to
      Exhibit 10.2.2 to Enhance Financial Services Group Inc.'s Form 10-Q filed on August 13, 1999).

10.3 Non-Employee-Director Stock Option Plan (as amended) of Enhance Financial Services Group Inc. (incorporated by reference to Annex A to Enhance Financial Services Group Inc.'s Schedule 14A filed on May 5, 1998).

15.   Letter of Deloitte & Touche LLP.

23.1  Consent of Deloitte & Touche LLP.

23.2  Consent of Deloitte & Touche LLP.

24.1 Powers of Attorney (incorporated by reference to the signature pages of Part II to the Registration Statement on Form S-4 filed by Radian on December 27, 2000, File No. 333-52762).

Item 9.     Undertakings.

      (a)   Radian hereby undertakes:

            (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this Registration Statement:

                  (i) To include any prospectus required by Section 10(a)(3) of the Securities Act;

                  (ii) To reflect in the prospectus any facts or events arising after the effective date of this Registration Statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in this Registration Statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the SEC pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20% change in the maximum aggregate offering price set forth in the "Calculation of Registration Fee" table in the effective Registration Statement; and

                  (iii) To include any material information with respect to the plan of distribution not previously disclosed in this Registration Statement or any material change to such information in this Registration Statement;

provided, however, that paragraphs (a)(1)(i) and (a)(1)(ii) shall not apply to information required to be included in a post-effective amendment by those paragraphs that is contained in periodic reports filed with or furnished to the SEC by the Company pursuant to Section 13 or Section

15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in this Registration Statement;

            (2) That, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new Registration Statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof;

            (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering; and,

            (4) The undersigned Company hereby undertakes that, for purposes of determining any liability under the Securities Act, each filing of the Company's Annual Report pursuant to Section 13(a) or Section 15(d) of the Exchange Act that is incorporated by reference in the Registration Statement shall be deemed to be a new Registration Statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

      (b) The undersigned Company hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the Company's annual report pursuant to Section 13(a) or Section 15(d) of the Securities Exchange Act of 1934 that is incorporated by reference in this Registration Statement shall be deemed to be a new registration statement relating to the securities offered herein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

      (c) Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers or controlling persons of the Company pursuant to the foregoing provisions, or otherwise, the Company has been advised that in the opinion of the SEC such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Company of expenses incurred or paid by a director, officer or controlling person of the Company in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Company will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

                                   SIGNATURES

      Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on a Form S-8 and has duly caused this post-effective amendment no. 1 on Form S-8 to the registration statement on Form S-4 to be signed on its behalf by the undersigned, thereunto duly authorized, in the city of Philadelphia, Commonwealth of Pennsylvania, on February 28, 2001.


                                    RADIAN GROUP INC.


                                    By:   /s/ Howard S. Yaruss
                                          ------------------------------
                                          Howard S. Yaruss
                                          Senior Vice President, Secretary and
                                          General Counsel


      Pursuant to the requirements of the Securities Act of 1933, as amended, this post-effective amendment no. 1 on Form S-8 to the registration statement on Form S-4 has been signed below by the following persons in the capacities and on the dates indicated.

              SIGNATURE                                              TITLE                                  DATE
                  *                            Chairman of the Board and Chief Executive Officer      February 28, 2001
--------------------------------------           (Principal Executive Officer)
          Frank P. Filipps


                  *                            Executive Vice President and Chief                     February 28, 2001
--------------------------------------           Financial Officer (Principal
           C. Robert Quint                       Financial and Accounting Officer)

       /s/ Howard S. Yaruss
--------------------------------------         Senior Vice President, Secretary and General           February 28, 2001
          Howard S. Yaruss                       Counsel


                  *                            Director                                               February 28, 2001
--------------------------------------
         Stephen T. Hopkins


                  *                            Director                                               February 28, 2001
--------------------------------------
         Robert W. Richards

                                               Director                                               -----------------
--------------------------------------
        Anthony W. Schweiger

                                                                                                      February 28, 2001
                  *                            Director                                               -----------------
--------------------------------------
           James C. Miller

                                                                                                      February 28, 2001
                  *                            Director                                               -----------------
--------------------------------------
          James W. Jennings


--------------------------------------         Director                                               -----------------
            Roy J. Kasmar

                                                                                                      February 28, 2001
                  *                            Director                                               -----------------
--------------------------------------
          Larry E. Swedroe

                                                                                                      February 28, 2001
                  *                            Director                                               -----------------
--------------------------------------
           Herbert Wender

                                                                                                      February 28, 2001
                  *                            Director                                               -----------------
--------------------------------------
           David C. Carney

                                                                                                      February 28, 2001
                  *                            Director                                               -----------------
--------------------------------------
          Howard B. Culang

                                                                                                      February 28, 2001
                  *                            Director                                               -----------------
--------------------------------------
         Dr. Claire M. Fagin


--------------------------------------         Director                                               -----------------
           Rosemarie Greco


                                                                                                      February 28, 2001
                  *                            Director                                               -----------------
--------------------------------------
           Ronald W. Moore



*By: /s/ Howard S. Yaruss
     ---------------------------------
         Howard S. Yaruss
         Attorney-in-Fact



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